EXHIBIT 10.1

AGREEMENT REGARDING COMMON STOCK
This AGREEMENT REGARDING COMMON STOCK (this “Agreement”) is made and entered into as of __________, 2018, among Cal-Maine Foods, Inc., a Delaware corporation (the “Company”), and each individual identified on the signature page hereto, and to the extent set forth in this Agreement, their successors, assigns, heirs and transferees (each a “Stockholder Party”, and collectively, the “Stockholder Parties”).
WHEREAS, the Company’s Certificate of Incorporation, as amended (“Current Charter”), provides that its capital stock consists of (i) Common Stock, $0.01 par value per share (“Common Shares”), which are publicly traded on the NASDAQ under the symbol “CALM”, and (ii) Class A Common Stock, $0.01 par value per share, which are privately held and not publicly traded (“Class A Shares”);
WHEREAS, in connection with certain proposed transactions (“Proposed Transactions”), the Company proposes to amend and restate the Current Charter (the “Restated Charter”) to, among other things, facilitate estate planning for the estate of Fred R. Adams, Jr. (“Mr. Adams”), including an amendment that would, among other things, amend the definition of immediate family members that may own and hold shares of the Company’s Class A Common Stock and add permitted transferees thereof;
WHEREAS, Jean Reed Adams (“Mrs. Adams”) and Adolphus B. Baker (“Mr. Baker”), are the co-conservators (“Co-Conservators”) of the person and estate of Mr. Adams (the “Conservatorship”), the spouse of Mrs. Adams;
WHEREAS, the Co-Conservators may transfer or have transferred a portion of Mr. Adams’ Common Shares with a combined value of $6,000,000 as a charitable gift to four donor-advised funds established by Fred (collectively, the “Donor-Advised Funds”), and each of the Daughters will serve in an advisory capacity to one or more of the Donor-Advised Funds, each of which shall not be joined as a Stockholder Party to this Agreement and shall not be bound by the restrictions set forth herein;
WHEREAS, the Co-Conservators have established or will establish the Jean Reed Adams Revocable Trust dated ______, 2018, a revocable trust of which Mr. Adams is the sole beneficiary during his lifetime and Mrs. Adams, if she remains married to and survives Mr. Adams, is the sole remainder beneficiary (“Mrs. Adams’ Revocable Trust”); provided that upon the creation of Mrs. Adams’ Revocable Trust and its first receipt of Common Shares from the Conservatorship, such trust shall automatically be joined as a Stockholder Party to this Agreement and be bound by the restrictions set forth herein as if it were an original signatory;
WHEREAS, the Co-Conservators also have established or will establish the Fred R. Adams, Jr. Daughters’ Trust dated ______, 2018, a revocable trust of which Mr. Adams is the sole beneficiary during his lifetime and of which his four daughters (“Daughters”) are the presumptive remainder beneficiaries (“Daughters’ Revocable Trust”); provided that upon the creation of the Daughters Revocable Trust and its first receipt of Common Shares and/or Class A Common Shares from the Conservatorship, such trust shall automatically be joined as a

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Stockholder Party to this Agreement and be bound by the restrictions set forth herein as if it were an original signatory;
WHEREAS, Mrs. Adams’ Revocable Trust and the Daughters’ Revocable Trust are herein referred to as the “Revocable Trusts”;
WHEREAS, Mrs. Adams and Mr. Baker are or expect to be the co-trustees of each of the Revocable Trusts;
WHEREAS, the Co-Conservators have contributed or are expected to contribute certain of Mr. Adams’ assets to Mrs. Adams’ Revocable Trust and the Daughters’ Revocable Trust, including Common Shares and Class A Shares;
WHEREAS, it is expected that the Daughters’ Revocable Trust will deliver all its Common Shares and Class A Common Shares to [____________], LLC, a Delaware limited liability company (the “Daughters’ LLC”) in exchange for limited liability company membership interests; provided that upon the creation of the Daughters’ LLC and its first receipt of Common Shares and/or Class A Common Shares from the Daughters’ Revocable Trust, such entity shall automatically be joined as a Stockholder Party to this Agreement and be bound by the restrictions set forth herein as if it were an original signatory;
WHEREAS, it is expressly acknowledged that upon the creation of the Revocable Trusts and the Daughters’ LLC and their receipt of Common Shares and Class A Common Shares as described above, such entities shall automatically be joined as Stockholder Parties to this Agreement and be bound by the restrictions set forth herein as if they were original signatories;
WHEREAS, it is expressly acknowledged that each of Mrs. Adams and Mrs. Adams' Revocable Trust is permitted to transfer some or all of her or its Common Shares to one or more separate entities (whether a limited liability company, limited partnership, corporation or otherwise), all of the equity interests of which are held by Mrs. Adams and/or her lineal descendants and the spouses of such lineal descendants and their lineal descendants (“Mrs. Adams’ Transferees”), in exchange for a proportionate interest therein (any such entities are collectively referred to as "Mrs. Adams' Holding Company"); provided that upon the creation of Mrs. Adams' Holding Company and its receipt of Common Shares from Mrs. Adams and/or Mrs. Adams' Revocable Trust, such entity shall automatically be joined as a Stockholder Party to this Agreement and be bound by the restrictions set forth herein as if it were an original signatory;
WHEREAS, in addition to the foregoing, Mr. Baker’s wife, Dinnette Adams Baker, and Mrs. Adams, also hold other Common Shares and/or Class A Shares, and Mrs. Adams also expects to receive Common Shares in connection with a share exchange and as the sole beneficiary of Mr. Adams under the Company’s KSOP following his death;
WHEREAS, following the death of Mr. Adams and following certain transactions as contemplated by the Amended and Restated Memorandum of Understanding dated [_______], 2018 among the Daughters and each of Mrs. Adams and Mr. Baker, individually and in their capacities as conservators of the estate of Mr. Adams, it is expected that Mrs. Adams, Mrs. Adams’ Revocable Trust, and/or Mrs. Adams' Holding Company, as applicable, will hold in total

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over 5 million Common Shares, and that the Daughters, the Daughters’ Revocable Trust, and the Daughters’ LLC, will hold in total over 6 million Common Shares (collectively, the “Subject Shares”) that are covered by this Agreement;
WHEREAS, following the death of Mr. Adams, the Daughters, Daughters’ Revocable Trust and/or the Daughters’ LLC may be required to sell in excess of 4 million Common Shares in order to obtain sufficient funds to pay the estate taxes on the estate of Mr. Adams and related costs and expenses, and may also sell additional Common Shares for liquidity purposes over time;
WHEREAS, following the execution of this Agreement, Mrs. Adams may sell or otherwise transfer Common Shares for liquidity purposes or otherwise;
WHEREAS, following the death of Mr. Adams and certain other events, Mrs. Adams’ Revocable Trust and/or Mrs. Adams' Holding Company, as applicable, may also sell or otherwise transfer Common Shares that they hold for liquidity purposes or otherwise;
WHEREAS, in connection with the foregoing, the Company desires that the Stockholder Parties enter into this Agreement with the Company to provide that, except as otherwise set forth herein, (i) the Stockholder Parties will cooperate with the Company in any proposed transfer of Common Shares that they own or will own and to ensure that all appropriate securities filings and reports are timely made, (ii) if any Stockholder Party intends to sell any shares, such party will first give the Company a right of first offer to purchase such shares, and (iii) if the Company does not purchase any such shares, the Company will cooperate with such Stockholder Party to effect a secondary offering on a resale shelf registration statement filed by the Company or some other method of sale, including Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), and its volume limitations;
WHEREAS, in connection with the Proposed Transactions, pursuant to resolutions adopted on October 10, 2016, the Board of Directors of the Company established a special committee of directors who are disinterested and independent (the “Special Committee”), to review and evaluate the Proposed Transactions;
WHEREAS, on [______], 2018, the Board of Directors of the Company adopted resolutions expanding and extending the authority of the Special Committee to take certain actions in connection with this Agreement, including authority to approve matters related to sales of shares by, or share repurchases from, any Immediate Family Members or Permitted Transferees; and
[WHEREAS, the Board of Directors of the Company (or an authorized committee of the Board) has approved this Agreement].
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

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ARTICLE I
Cooperation with the Company Regarding Transfer of Subject Shares
1.1        Cooperation with the Company.
(a)     Between the date hereof and the Termination Date for a Stockholder Party (the “Term”), such party agrees to cooperate with the Company in connection with the sale or other transfer of any Subject Shares, as more specifically provided in this Agreement. This Agreement shall terminate (“Termination Date”) with respect to any Stockholder Party on the later of (i) the date which occurs three months after the date that such Stockholder Party is no longer an "affiliate" of the Company pursuant to Rule 144 (for reasons other than such Stockholder Party being party to this Agreement), or (ii) the date that the total number of Subject Shares of such Stockholder Party (without attribution) equals or is less than the number of shares that may be resold within a three month period under the volume limitations set forth under Rule 144. Notwithstanding the foregoing or anything to the contrary herein, this Agreement shall terminate with respect to all Stockholder Parties immediately upon such time as Stockholder Parties, collectively, no longer own shares that have at least a majority of the voting power of the Company.
(b)     Notwithstanding the foregoing subparagraph, after the death of Mr. Adams and after the aggregate number of Common Shares held by Mrs. Adams and any of Mrs. Adams’ Transferees, Mrs. Adams’ Revocable Trust, or Mrs. Adams' Holding Company that have become a Stockholder Party pursuant to the terms hereof (collectively, “Mrs. Adams’ Group”), represents less than five percent (5%) of the aggregate total of all outstanding Common Shares and Class A Common Shares (and provided that Mrs. Adams’ Group does not then beneficially own any Class A Common Shares), Mrs. Adams’ Group, collectively (but not individually), acting by a majority based on Common Shares owned, may terminate their rights and obligations under this Agreement (including but not limited to, (i) the right to effect or participate in Takedowns pursuant to a registered offering as set forth herein, including Exhibit A hereto, and (ii) any contractual obligations included herein relating to Rule 144 Sales), prior to the Termination Date effective upon delivery of written notice to the Company that such persons elect to no longer be governed by or subject to this Agreement.
1.2        Transfer of Shares. During the Term, no Stockholder Party shall Transfer any Subject Shares except pursuant to the terms of this Agreement.
(a)        Except for De Minimis Transfers and Transfers in accordance with subparagraph (e) of this Section 1.2, no Stockholder Party will Transfer any Subject Shares, other than as provided below under (i) “Permitted Transfers” or (ii) “Permitted Sales.”
(b)        For purposes hereof, “Transfer” means any direct or indirect sale, transfer, assignment, gift, encumbrance or other disposition to any person.
(c)          Any purported Transfer of Subject Shares other than in accordance with the terms of this Agreement shall be void.

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(d)        For purposes hereof, “De Minimis Transfers” means any Transfers, including sales (but excluding Permitted Transfers and Permitted Sales), by any Stockholder Party which individually or in the aggregate, involve less than 5,000 shares in any three month period or shares having a value of less than $50,000 in any three month period.
(e)        Notwithstanding the foregoing or anything to the contrary herein, (i) Mrs. Adams may, by one or more sales and/or exchanges (but excluding any Permitted Transfers), transfer up to a total of 300,000 Common Shares (as adjusted for any stock splits or pro rata stock dividends) under Rule 144 of the Securities Act without any further approval of the Special Committee or any other party whatsoever, and (ii) the Daughters (other than Mrs. Baker) may continue to sell or otherwise Transfer the Common Shares that they currently own in a manner and in amounts consistent with their past practices, in each case subject to compliance with securities laws and other legal requirements.
1.3        Permitted Transfers.
(a)        For purposes hereof, “Permitted Transfer” means (i) a Transfer to any Immediate Family Member (as defined in the Restated Charter), Permitted Transferee (as defined in the Restated Charter), and with respect to Transfers of Common Shares only, Mrs. Adams' Holding Company, Mrs. Adams' lineal descendants and the spouses of such lineal descendants and their lineal descendants, Transfers to any revocable trust established by Mrs. Adams, Transfers to any person (including a trust) made in accordance with Mrs. Adams' Last Will and Testament or any revocable trust that she may establish, and Transfers to any other person to which Mrs. Adams has previously made annual gifts of Common Shares that involve less than 5,000 shares in any three month period or shares having a value of less than $50,000 in any three month period with respect to any one such person, provided that any such person identified under this item (i) who is or becomes an affiliate of the Company, or receives a Transfer of more than the number of shares that may be resold under the volume limitations set forth under Rule 144 in a three month period, shall agree to become a party to this Agreement and be bound with respect to any Subject Shares that are Transferred to such person, to the same extent as the Stockholder Parties listed on the signature page hereto, and (ii) a Transfer of Common Shares to any Charity. For purposes hereof, “Charity” means an entity described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, including a private foundation, or any fund or trust whose only beneficiaries are or may be such entities, including the Donor Advised Funds.
(b)        Notwithstanding anything to the contrary herein, a Stockholder Party may pledge or otherwise encumber the Subject Shares as security. Such pledge or encumbrance shall not be considered as a Transfer unless and until the beneficial ownership of any such pledged or encumbered shares are Transferred to a person or entity who is not a Permitted Transferee and, in such event, any such Transfer that is not made pursuant to the terms of this Agreement shall be void.
1.4        Permitted Sales. For purposes hereof, “Permitted Sale” means:
(a)         A sale to the Company in accordance with Section 1.5; or

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(b)        A sale pursuant to Rule 144 (a “Rule 144 Sale”) under the Securities Act of 1933, as amended (“Securities Act”), in accordance with Section 1.7 and Section 1.8; or
(c)        A sale pursuant to a registered offering (a “Takedown”) under the Securities Act, in accordance with Section 1.7 and Section 1.9; or
(d)        Any other method of sale that may be agreed to by a Stockholder Party and the Company (based on the approval of the Special Committee) that complies with the Securities Act and other applicable laws and regulations; it being acknowledged and agreed that the Company shall have no obligation to agree to any other method of sale.

1.5        Right of First Refusal.
(a)        Right of First Refusal. After the date of this Agreement, the Company shall have a right of first refusal with respect to any Subject Shares (such shares are referred to herein as the “Offered Shares”), that any of the Stockholder Parties proposes to Transfer in a Permitted Sale. Each time a Stockholder Party proposes to Transfer any Offered Shares pursuant to a Permitted Sale, such Stockholder Party shall first offer the Offered Shares to the Company in accordance with the following provisions of this Section 1.5.
(b)        Offer Notice.
(i)     The Stockholder Party shall give written notice (the “Offer Notice”) to the Company and all other Stockholder Parties stating such party’s intention to Transfer the Offered Shares in a Permitted Sale and specifying the number of Offered Shares and proposed manner of sale.
(i)     The Offer Notice shall constitute such Stockholder Party’s offer to Transfer the Offered Shares to the Company, which offer shall be irrevocable for a period of 20 days (the "Notice Period").
(c)         Exercise of Right of First Refusal.
(i)     Upon receipt of the Offer Notice, the Company (based on the approval of the Special Committee) shall have until the end of the Notice Period to offer to purchase some or all of the Offered Shares by delivering a written notice (an “Acceptance Notice”) to the applicable Stockholder Party, stating that it accepts the offer to purchase such Offered Shares. Notwithstanding the foregoing, if the Company and Special Committee determine not to repurchase any Offered Shares, they will promptly notify such Stockholder Party prior to the expiration of such 20-day Notice Period that they will not be delivering an Acceptance Notice. The Company shall have the right to withdraw its Acceptance Notice within 40 days after the delivery thereof and not purchase the Offered Shares if it is unable to obtain the financing required, if any, on terms acceptable to the Special Committee in its reasonable discretion, for the purchase thereof. Further notwithstanding the foregoing, in the event the Company has received Offer Notices from more than one Stockholder Party and the Company does not wish to purchase all of the Offered Shares from such Stockholder Parties, the Company

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shall exercise its right to purchase such portion of the Offered Shares from all of the Stockholder Parties that have delivered an Offer Notice in accordance with subparagraph (b) above on a pro rata basis based on Subject Shares proposed to be sold by such Stockholder Parties; provided, however, that with respect to the initial Offer Notice preceding the initial Takedown following the death of Mr. Adams, the Company shall exercise its rights to purchase such portion of the Offered Shares on the basis of twenty percent (20%) from Mrs. Adams’ Group and eighty percent (80%) from the Daughters, directly or indirectly through the Daughters' Revocable Trust and/or the Daughters' LLC (collectively, the “Daughters’ Group”); and provided, further, that with respect to an Offer Notice from Stockholder Parties preceding a second Takedown, the Company shall exercise its rights to purchase Offered Shares on the following basis: The Company shall acquire from Mrs. Adams’ Group the lesser of (1) eighty percent (80%) of the number of Common Shares to be acquired or (2) the number of shares that Mrs. Adams Group had originally proposed to sell in such Offer Notice. The Company shall acquire from the Daughters’ Group the lesser of (1) twenty percent (20%) of the number of Common Shares to be acquired or (2) the number of shares equal to (A) the number of Common Shares to be acquired less (B) the number of Common Shares to be acquired from Mrs. Adams’ Group pursuant to the immediately preceding sentence.
(ii)     If the Company receives an Offer Notice, Company management shall evaluate the Offer Notice and provide information and make a recommendation to the Special Committee of whether the Company should or should not accept such Offer Notice in whole or in part and, if management recommends a purchase of any shares, the number of shares proposed to be purchased, matters relating to the sources of funds, including matters relating to any debt proposed to be incurred in connection therewith, and other matters.
(iii)     Considering the recommendation of Company management and any other matters that the Special Committee determines to consider, including the advice of its legal counsel and financial advisor, the Special Committee shall review and approve (or disapprove of) any share repurchase pursuant to the Company’s right of first refusal and any matter related thereto, including, without limitation, the number of shares, if any, to be purchased by the Company, and the amount of debt to be incurred by the Company in connection with any repurchase.
(iv)     If the Company does not deliver an Acceptance Notice during the Notice Period with respect to any of the Offered Shares, it shall be deemed to have waived all rights to purchase such Offered Shares, and such Stockholder Party shall thereafter be free, subject to the approval of the Special Committee, to Transfer such Offered Shares pursuant to a Rule 144 Sale in accordance with Section 1.7 and 1.8, a Takedown in accordance with Section 1.7 and 1.9, or any other method of sale mutually agreed upon by the Company (based on the approval of the Special Committee) and such Stockholder Party.
(d)      Cooperation. If the Special Committee approves a proposed repurchase of Subject Shares, the Company and such Stockholder Party shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 1.5 (subject to the Company’s right to withdraw an Acceptance Notice pursuant to Section 1.5(c)(i)) including,

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without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(e)     Closing. The closing of any sale and purchase pursuant to this Section 1.5 (“Closing”), shall take place on such date (“Closing Date”), and such time and place as mutually agreed to by the parties within 40 days after the Company delivers the Acceptance Notice. At the Closing, the applicable Stockholder Party shall deliver to the Company a certificate or certificates representing the Offered Shares to be sold, accompanied by stock powers with signatures properly witnessed, and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Company by wire transfer of immediately available funds. By consummating such Closing, each of the Company and the applicable Stockholder Party will be confirming that each of the representations and warranties of the Company in Article II or of the Stockholder Party in Article III hereof are true and correct in all material respects as of the Closing Date as though made on the Closing Date.
(f)     Purchase Price. The purchase price (“Purchase Price”) for any Offered Shares acquired by the Company pursuant to this Section 1.5 shall be the product of (i) the number of Offered Shares being sold to and acquired by the Company and (ii) a per share price equal to (x) the volume weighted average price (VWAP) for the Common Shares on the NASDAQ for the twenty (20) business days immediately prior to the date of the Company’s delivery of an Acceptance Notice, less (y) six percent (6%) of such amount.
1.6        If a Stockholder Party does not Transfer any or all of such Offered Shares in Rule 144 Sales within the Rule 144 Period (as defined below) or in a Takedown during the Takedown Period (as defined in Exhibit A) as described below, the rights provided in Section 1.5 shall be deemed to be restored with respect to any unsold Offered Shares, and such unsold shares shall not be sold in a Permitted Sale unless first re-offered to the Company in accordance with Section 1.5 hereof.
1.7        Rule 144 Sales or Takedowns.
(a)     If the Company does not deliver an Acceptance Notice with respect to any Offered Shares or delivers an Acceptance Notice but does not consummate the purchase of all of the Offered Shares in accordance with Section 1.5, the applicable Stockholder Party may request the Special Committee to permit the Stockholder Party to, (i) during the 90 day period following the expiration of the Notice Period (the “Rule 144 Period”), Transfer any or all of such Offered Shares that are not purchased by the Company in compliance with the requirements of Rule 144 as set forth in Section 1.8, (ii) effect a Takedown of such Offered Shares that are not purchased by the Company under a Resale Shelf Registration Statement as described in Section 1.9, or (iii) Transfer any or all of such Offered Shares as otherwise in any other manner requested by such Stockholder Party and approved by the Special Committee (“Other Sale”).
(b)     If one or more Stockholder Parties requests the Special Committee to approve a Permitted Sale, including a Rule 144 Sale, Takedown or Other Sale, and if the Special Committee does not approve the purchase of all of such shares pursuant to Section 1.5, the Special Committee shall act expeditiously on such request for a Permitted Sale, shall consider

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any such request in good faith and shall provide a response to such request as promptly as reasonably practicable along with an explanation of the reasons for the Special Committee’s decision. If the Special Committee determines not to approve the requested Permitted Sale at such time, or does not approve a sale for the entire number of shares requested to be sold, or does not approve the requested form of sale, or otherwise does not approve the request in the manner proposed by the Stockholder Parties, the Special Committee shall provide the reasons for its position to the Stockholder Parties and shall also cooperate in good faith with the Stockholder Parties to facilitate alternatives to the requested sale at such time. For avoidance of doubt, the following provides examples of such possible alternatives:
(i)     If the Special Committee does not approve the sale of any shares at the time requested due to circumstances involving the Company, the stock market or otherwise, the Special Committee shall consider and, when appropriate, approve the Permitted Sale to be effected as soon as practicable after such circumstances are no longer applicable. For instance, if the Special Committee determines that it would not be appropriate to permit a Takedown at a particular time due to certain transactions being pursued by the Company, the Special Committee shall consider and, if appropriate, permit the Takedown to be effected as soon as practicable after such transactions no longer limit a Takedown.
(ii)     If the Special Committee does not permit the sale of the full number of shares requested to be sold by the Stockholder Parties at the time requested, the Special Committee shall consider and, if appropriate, permit a reduced number of shares to be sold at such time. For instance, if the Special Committee determines that it would not be appropriate to permit a Takedown for the full amount of shares requested, the Special Committee shall consider and, if appropriate, permit at Takedown for a reduced number of shares and, in such case, the reduced number of shares shall be allocated among the Stockholder Parties as set forth below in this Section 1.7.
(iii)     If the Special Committee does not permit the form of Permitted Sale that was requested, it shall consider and, if appropriate, permit the Permitted Sale to be effected in another form. For instance, if the Special Committee determines that it would not be appropriate to permit a Takedown at the time, the Special Committee shall consider and, if appropriate, permit a Rule 144 Sale or Other Sale instead, if requested by the Stockholder Parties.
(iv)     In considering the foregoing, the Special Committee recognizes that the Daughters Group, expects that it will need to sell approximately 4 million Common Shares in a Takedown within the first nine-month period following Mr. Adams’ death to pay for estate taxes, and may desire to sell some additional shares for liquidity purposes, and that Mrs. Adams’ Group has the right to sell up to its pro rata share, determined in accordance with subparagraph (v) below, of the total number of shares proposed to be sold collectively by the Daughters’ Group. It is currently anticipated that the Daughters’ Group would desire to sell a total of 4.8 million Common Shares, which includes a total of 0.8 million shares for liquidity purposes, and that Mrs. Adams’ Group would desire to sell a total of 1.2 million Common Shares, in the initial Takedown. The Special Committee shall act in good faith to facilitate and permit such initial Takedown to take place within such period.

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(v)     Mrs. Adams’ Group shall have the right to participate twenty percent (20%) in any initial Takedown after the death of Mr. Adams; therefore, if the Special Committee does not approve the total number proposed to be sold by all Stockholder Parties, each of Mrs. Adams’ Group and the Daughters’ Group will each be reduced proportionately and still participate on an 80/20 basis as described herein.
(vi)     At the option of any Stockholder Party, within the later of (i) twenty-four months following the initial Takedown, or (ii) forty-five days following such Stockholder Party's request, the Special Committee shall approve a second Takedown. In the event the Stockholder Parties are not permitted to sell the total number of Common Shares proposed by them to be included in the second Takedown, each of Mrs. Adams’ Group and the Daughters’ Group (including, for purposes of this subparagraph (vi) and subparagraph (vii) below, any Family Member or Permitted Transferee that has become a Stockholder Party) will have the right to participate in such second Takedown as follows: Mrs. Adams’ Group shall have the right to include in such Takedown the lesser of (1) eighty percent (80%) of the number of Common Shares approved by the Special Committee to be sold in such Takedown or (2) the number of shares that Mrs. Adams Group had originally proposed to sell in the Takedown. The Daughters’ Group shall have the right to include in such Takedown the lesser of (1) twenty percent (20%) of the number of Common Shares approved by the Special Committee to be sold in such in Takedown or (2) the number of shares equal to (A) the number of Common Shares approved by the Special Committee to be sold in such Takedown less (B) the number of Common Shares that Mrs. Adams’ Group will include in such Takedown pursuant to the immediately preceding sentence.
(vii)     With respect to any additional Takedown, any Rule 144 Sale or any Other Sale, in the event the Stockholder Parties are not permitted to sell the total number of Common Shares proposed by them to be included in such Takedown, Rule 144 Sale or Other Sale, as applicable, each of Mrs. Adams’ Group and the Daughters’ Group will have the right to participate pro rata based on the number of Subject Shares proposed to be sold at such time by each such party.  In the event either Mrs. Adams’ Group or the Daughters’ Group does not elect to sell Common Shares equal to its pro rata share, the right to sell any such excess shares shall be re-allocated to the other group until the maximum amount of shares able to be included in the Takedown, Rule 144 Sale or Other Sale, as applicable, has been reached.
1.8         Rule 144 Sales. To the extent approved by the Special Committee and subject to paragraph 1.7(b)(vii) above, a Stockholder Party may make Permitted Sales during the Rule 144 Period in compliance with the applicable requirements of Rule 144.
(a)        The parties hereto recognize that (i) each Stockholder is currently an “affiliate” of the Company (as defined in Rule 144), and will continue to be an affiliate so long as such party directly, or indirectly through one or more intermediaries, (i) controls the Company (including as co-conservator of Mr. Adams’ estate or as a co-trustee of the Revocable Trusts, and/or continues to hold Class A Shares and file a separate or joint Schedule 13D with the SEC relating to the control of the Company), (ii) is controlled by the Company, or (iii) is under common control with the Company.

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(b)        Also, because the Subject Shares are “restricted securities” as defined in Rule 144, the parties hereto recognize that each of the following requirements would be applicable to Rule 144 sales of the Subject Shares:
(i)     The issuer information requirements (which will be satisfied as long as the Company continues to make its required filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company agrees to file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of a Stockholder Party, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act.
(ii)     The notice of sale requirement (which requires the filing of a Form 144 with the SEC). Each Stockholder Party agrees to deliver a copy of the Form 144 to the Company concurrently with such party’s delivery to the SEC.
(iii)     The manner of sale requirements (which require sales to be made in ordinary brokerage transactions as described in Rule 144).
(iv)     The volume requirements (which limit sales in any three month period to the greater of (x) one percent (1%) of the outstanding shares of such class or (y) the average weekly trading volume for the four calendar weeks prior to the filing of the Form 144 notice of sale), subject to any aggregation requirements. The parties hereto recognize that under Rule 144, any sales by other affiliates of the Company, including any other Stockholder Party, in the same three month period may need to be aggregated and may not exceed these limits on an aggregate basis.
(v)     The requirements set forth in (i)-(iv) shall be automatically amended to reflect any amendments to the requirements for re-sale under Rule 144 as may be adopted by the Securities and Exchange Commission during the Term.
1.9     Takedowns from Resale Shelf Registration Statement. If the Company does not deliver an Acceptance Notice with respect to any Offered Shares or delivers an Acceptance Notice but does not consummate the purchase of all of the Offered Shares in accordance with Section 1.5, in lieu of making sales under Rule 144 or as otherwise permitted hereunder, to the extent approved by the Special Committee and subject to the provisions of paragraphs 1.7(b)(v) through (vii) above, the applicable Stockholder Party may make Permitted Sales of such Offered Shares pursuant to a Takedown under a Resale Shelf Registration Statement, to the extent provided on Exhibit A hereto, which is incorporated herein as if set forth in this Agreement. Notwithstanding the foregoing, the Daughters Group shall have the right to include in any Takedown request any of their Subject Shares (which does not include Class A Common Stock), only so long as Immediate Family Members and/or Permitted Transferees will continue to own shares that have at least a majority of the voting power of the Company.
1.10        Expenses. Except as otherwise stated herein, each of the parties shall bear their respective fees and expenses in connection with any purchase of Subject Shares under Section 1.5 hereof. Further, the applicable Stockholder Party shall bear all fees and

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expenses, including brokerage commissions, in connection with any Rule 144 Sales under Section 1.8 hereof. The obligations of the parties with respect to expenses related to a Resale Shelf Registration Statement and Takedown are set forth on Exhibit A hereto.
1.11        Further Assurances. Each of the parties hereto shall use its or her reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.
1.12     Company Disclosures to Stockholder Parties. The Company shall keep all Stockholder Parties reasonably informed of the activities of the Company, Mr. Baker and other Stockholder Parties under this Agreement, including with respect to the Registration Rights set forth in Exhibit A. In particular, if the Company receives an Offer Notice from a Stockholder Party, it will promptly notify the other Stockholder Parties, and will also notify other Stockholder Parties of whether or not the Special Committee has approved the Company’s acceptance of the offer. In addition, the Company will also promptly inform other Stockholder Parties if any Stockholder Party has requested a Takedown, or if a Stockholder Party or Mr. Baker is proposing to sell shares pursuant to Rule 144, and will also notify other Stockholder Parties of whether or not the Special Committee has approved such a sale and the manner of sale approved. In providing such notices, the Company will provide all relevant information relating thereto, including matters relating to the process and stock prices involved.
ARTICLE II
Voting of Common Shares and Class A Shares
2.1        Voting on the Election of Directors. During the Term, at any meeting of the stockholders of the Company, each Stockholder Party agrees (i) to cause all Common Shares and Class A Shares held by such Stockholder Party, or over which such Stockholder Party has voting discretion or control, to be present either in person or by proxy at any stockholders meeting at which directors of the Company are elected or removed, and (ii) to vote, or cause to be voted, such Common Shares and Class A Shares owned by it, or over which such Stockholder Party has voting discretion or control, in favor of not less than three (3) Independent Directors . For purposes of this Agreement, the term “Independent Director” shall mean a member of the Board of Directors of the Company who is (1) not a managing member, manager, officer, employee or consultant of, or advisor to, the Company or any Stockholder Party, or a person who shall have served in such capacity within three (3) years immediately preceding the date of such determination, (2) independent of, and not affiliated with, any Stockholder Party, as determined in good faith by the Nominating Committee, and (3) otherwise independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission and the NASDAQ listing standards.
ARTICLE III
Representations and Warranties of the Company

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As an inducement to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to the Stockholder Parties, as of the date hereof and/or as of the Closing of the Transfer of any Subject Shares to the Company (as indicated below), as follows:
3.1        Power and Authority. As of the date hereof and as of the Closing of the Transfer of any Subject Shares to the Company: The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate right, power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Stockholder Parties), constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
3.2        Conflicts; Consents and Approvals. As of the date hereof and as of the Closing of the Transfer of any Subject Shares to the Company: The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, (i) the Company’s certificate of incorporation or bylaws, or (ii) any agreement, indenture, mortgage, or other instrument to which the Company is a party or by which the Company is or may be bound or to which any of the Company’s property or assets is subject; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (c) require any action or consent or approval of, or review by, or registration or material filing by it with any Governmental Authority, other than as otherwise contemplated in Exhibit A in connection with the registration of the Subject Shares pursuant to a Resale Shelf Registration Statement.
ARTICLE IV
Representations and Warranties of Each Stockholder Party
As an inducement to enter into this Agreement and to consummate the transactions contemplated hereby, each Stockholder Party represents and warrants to the Company, as of the date hereof and/or as of the Closing of the Transfer of any Subject Shares to the Company (as indicated below), as follows:
4.1        Power and Authority. As of the date hereof and as of the Closing of the Transfer of any Subject Shares to the Company: each Stockholder Party has full capacity and all requisite right, power and authority to enter into and deliver this Agreement, to perform such party’s obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder Party and (assuming due authorization, execution and delivery by the Company), constitutes the legal, valid and binding obligation of such Stockholder Party, enforceable against such party in

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accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
4.2        Conflicts; Consents and Approvals. As of the date hereof and as of the Closing of the Transfer of any Subject Shares to the Company: The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by such Stockholder Party do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, mortgage, or other instrument to which such Stockholder Party is a party or by which such Stockholder Party is or may be bound or to which any of such Stockholder Party’s property or assets is subject; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder Party or the applicable Subject Shares; or (c) require any action or consent or approval of, or review by, or registration or material filing by it with any Governmental Authority, other than as otherwise contemplated in Exhibit A in connection with the registration of the Subject Shares pursuant to a Resale Shelf Registration Statement.
4.3         Title to Shares. At the time of the Closing of the Transfer of any Subject Shares to the Company, such Stockholder Party will beneficially and of record own, and will have good and marketable title to the applicable Subject Shares, free and clear of all liens, claims, restrictions and other encumbrances (“Liens”), except for this Agreement, applicable securities laws, and to the extent provided in the Company’s Certificate of Incorporation, as amended, and Bylaws, and, subject to the aforementioned exceptions to Liens, has the sole power to vote and dispose of the applicable Subject Shares. In the event of the transfer and delivery of any Subject Shares to the Company pursuant to this Agreement, the Company will acquire good and marketable title to such Subject Shares, free and clear of all Liens (except for Liens which may arise by or through the Company’s actions), except for this Agreement, applicable securities laws, and to the extent provided in the Company’s Certificate of Incorporation, as amended, and Bylaws.
4.4        Securities Laws. As of the date hereof and as of the Closing of the Transfer of any Subject Shares to the Company: such Stockholder Party represents and warrants to and agrees with the Company as follows with respect to securities laws:
(a)        Such Stockholder Party is an “accredited investor” (as that term is defined in Rule 501 of Regulation D under the Securities Act).
(b)        Such Stockholder Party, together with such party’s legal, financial and other advisors, has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement so as to make an informed decision with respect thereto.
(c)        Such Stockholder Party (i) has received all information that such party and such party’s advisors deem necessary to make an informed decision with respect to the transactions contemplated by this Agreement; (ii) has had the unrestricted opportunity to make such investigation as such Stockholder Party and such advisors desire pertaining to the Company

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and its capital stock and to verify any information with respect to the Company and its capital stock; and (iii) has had the opportunity to ask questions of representatives of the Company concerning the Company and its capital stock.
ARTICLE V
Miscellaneous
5.1        Survival. All representations, warranties and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.
5.2        Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.
5.3        Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, arrangements or representations by or between the parties, written and oral, with respect to the subject matter hereof.
5.4        Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.
5.5        Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.
5.6        Amendment; Waiver. This Agreement may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto. Any provision of this Agreement may not be waived without a written instrument from the waiving party with respect to each such waiver.
5.7        Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.
5.8        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service or by registered or certified mail to the respective parties at the addresses set forth on Schedule 1 (or at such other address for a party as shall be specified in a notice given in accordance with this Section), with a copy (which shall not constitute notice) to the counsel of such party as set forth on Schedule 1.

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5.9        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto.
5.10        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence and subject to Section 1.3(a), this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Not in limitation of the generality of the foregoing, this agreement shall be binding upon, inure to the benefit of and be enforceable by the estate and heirs of any individual Stockholder Party after such Party’s death except as provided in Section 1.3(a). Not in limitation of the generality of the foregoing, this agreement shall be binding upon, inure to the benefit of and be enforceable by, the estate and each of the heirs of Mrs. Adams who received Common Shares (directly or indirectly) from Mrs. Adams following her death, at which point each shall become a Stockholder Party with respect to the Subject Shares he, she or it has received, except as provided in Section 1.3(a). For the avoidance of doubt, Transfers of Common Shares to any party identified in clause (i) of Section 1.3(a) for any reason shall only result in such transferee becoming a Stockholder Party, and therefore being a party to and bound by this Agreement, if such person is or becomes an affiliate of the Company or receives a Transfer of more than the number of shares that may be resold under the volume limitations set forth under Rule 144 in a three month period.
5.11        Fees and Expenses. Except as otherwise may be provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, to the extent applicable, any stock transfer or similar taxes or brokerage or similar fees, shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement is consummated.
5.12        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
5.13        EXCLUSIVE FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER STATE COURT OF THE STATE OF DELAWARE OR THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE) IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR

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PROCEEDING SHALL BE BROUGHT ONLY IN THE COURT OF CHANCERY (OR SUCH OTHER COURTS IDENTIFIED HEREIN IF THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION) AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN; PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS PARAGRAPH AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SUCH COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. SERVICE OF PROCESS ON A PARTY TO ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE IF DELIVERED TO SUCH PARTY IN ACCORDANCE WITH SECTION 5.8.
* * * * *

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first set forth above.
COMPANY:
CAL-MAINE FOODS, INC.
By: _______________________________________
Adolphus B. Baker
President and Chief Executive Officer
STOCKHOLDER PARTIES:
__________________________________________
Jean Reed Adams
__________________________________________
Dinnette Adams Baker
__________________________________________
Luanne Adams
__________________________________________
Nancy Adams Briggs
__________________________________________
Laurel Adams Krodel

SIGNATURE PAGE TO AGREEMENT REGARDING COMMON STOCK

ACTIVE 232302890

The undersigned, Adolphus B. Baker, hereby joins in this Agreement for the sole purpose of agreeing that the provisions of Section 1.8 hereof are applicable to the undersigned, and that the undersigned shall cooperate with the Company and with the Stockholder Parties in connection with any sales by the undersigned under Rule 144, including the aggregation of sales by the undersigned and the Stockholder Parties with respect to the Rule 144 volume requirements described in Section 1.8(b)(iv).

__________________________________________
Adolphus B. Baker

SIGNATURE PAGE TO AGREEMENT REGARDING COMMON STOCK

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Schedule 1

MRS. ADAMS AND MRS. ADAMS REVOCABLE TRUST INFORMATION
MRS. ADAMS:
Address:                        c/o Baker Donelson
Address (continued):                    100 Vision Drive, Suite 400
Address (continued):                    Jackson, MS 39211
Telephone:                        601-351-2482
Email:                            jdossett@bakerdonelson.com
MRS. ADAMS’ REVOCABLE TRUST:
Co-Trustees:                        Adolphus B. Baker and Jean Reed Adams
Address (continued):                    c/o Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Drive
Address (continued):                    Jackson, MS 39209
Telephone:                        601-948-6813
Email:                            dbaker@cmfoods.com
WITH COPY TO MRS. ADAMS’ COUNSEL:
Name of Attorney:                    James K. Dossett, Jr.
Name of Firm:                        Baker Donelson
Address:                        One Eastover Center
Address (continued):                    100 Vision Drive, Suite 400
Address (continued):                    Jackson, MS 39211
Telephone:                        601-351-2482
Email:                            jdossett@bakerdonelson.com

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DAUGHTERS AND DAUGHTERS REVOCABLE TRUST INFORMATION

DINNETTE ADAMS BAKER or LUANNE ADAMS or NANCY ADAMS BRIGGS or LAUREL ADAMS KRODEL:
Address (continued):                    Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Drive
Address (continued):                    Jackson, MS 39209
Telephone:                        601-948-6813
Email:                            dbaker@cmfoods.com

DAUGHTERS’ REVOCABLE TRUST:
Co-Trustees:                        Adolphus B. Baker and Jean Reed Adams
Address (continued):                    c/o Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Drive
Address (continued):                    Jackson, MS 39209
Telephone:                        601-948-6813
Email:                            dbaker@cmfoods.com

WITH COPY TO DAUGHTERS’ COUNSEL:
Name of Attorney:                    Jamie G. Houston, III
Name of Firm:                        Watkins & Eager
Address:                        400 East Capital Street
Address (continued):                    Jackson, MS 39201
Telephone:                        601-965-1950
Email:                            jhouston@watkinseager.com

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DAUGHTERS’ LLC INFORMATION

DAUGHTERS’ LLC:
Addressee:                        Adolphus B. Baker
Title:                            President and CEO
Address:                        Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Dr.
Address (continued):                    Jackson, MS 39209
Telephone:                        601–948–6813
Email:                            dbaker@cmfoods.com
WITH A COPY TO DAUGHTERS’ COUNSEL:
Name of Attorney:                    Jamie G. Houston, III
Name of Firm:                        Watkins & Eager
Address:                        400 East Capital Street
Address (continued):                    Jackson, MS 39201
Telephone:                        601-965-1950
Email:                            jhouston@watkinseager.com

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COMPANY INFORMATION

Addressee:                        Adolphus B. Baker
Title:                            President and CEO
Address:                        Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Dr.
Address (continued):                    Jackson, MS 39209
Telephone:                        601–948–6813
Email:                            dbaker@cmfoods.com

WITH A COPY TO COMPANY’S GENERAL COUNSEL:
Name of Attorney:                    Rob Holladay
Title:                            Vice President and General Counsel
Address:                        Cal-Maine Foods, Inc.
Address (continued):                    3320 Woodrow Wilson Dr.
Address (continued):                    Jackson, MS 39209
Telephone:                        601–718–4250
Email:                            rholladay@cmfoods.com

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EXHIBIT A

Registration Rights

[See Attached]

ACTIVE 232302890

REGISTRATION RIGHTS
This Exhibit A to the Agreement Regarding Common Stock (the “Agreement”) describes the agreements of the parties thereto of relating to Resale Shelf Registration Statements and Takedowns. Capitalized terms used but not defined herein are used as defined in such Agreement Regarding Common Stock.
ARTICLE I
Demand Resale Shelf Registration.
1.1        General
(a)        Subject to the terms and conditions of this Exhibit A, the Company shall file a shelf registration statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration Statement”). Subject to the terms of the Agreement, the Company (with the cooperation of the applicable Stockholder Parties) shall cause there to be filed with the SEC a Resale Shelf Registration Statement meeting the requirements of the Securities Act and such Stockholder Parties shall be entitled to have included therein all of the Subject Shares. If the Company qualifies as a Well Known Seasoned Issuer (as defined in Rule 405 under the Securities Act), the Company will file an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) on Form S-3 (“Form S-3ASR”), which will become automatically effective. As permitted for a Form S-3ASR, such registration statement will not specify which Stockholder Parties may be selling stockholders or the number of shares to be sold, and instead will register an indeterminate amount of Subject Shares for resale without identifying the selling stockholders. Instead, the Stockholder Parties who will be selling stockholders and the Subject Shares to be sold will be disclosed in a subsequent Resale Shelf Prospectus Supplement for a Takedown (as such terms are defined below). Also, as permitted by Rule 456(b) under the Securities Act, the SEC registration fees shall not be paid at the time of filing of such Form S-3ASR and, instead, shall be deferred and paid at the time of filing of such Resale Shelf Prospectus Supplement for a Takedown.
(b)        Following the effectiveness of a Resale Shelf Registration Statement, the applicable Stockholder Parties shall be entitled to request the Company to file a prospectus or prospectus supplement (a “Resale Shelf Prospectus Supplement”) with respect thereto to effect a takedown for an offering of Common Shares registered thereby (“Takedown”). Any request made pursuant to this Section 1.1(b) shall be made pursuant to Section 1.5 of the Agreement, and shall specify the number of Subject Shares to be offered, the intended methods of disposition thereof and that the request is for a Resale Shelf Prospectus Supplement. Upon receipt of a request from a Stockholder Party, the Company shall provide notice to all other Stockholder Parties that it has received a request to file a Resale Shelf Prospectus for a Takedown to permit other Stockholder Parties to permit them to request to include their Subject Shares therein at the same time.
(c)        The Special Committee shall have the authority to approve any demands for Takedowns, including the minimum number of shares to be included, the timing of any Takedown, how frequently Takedowns may be permitted, and whether to require standstill

Exhibit A

ACTIVE 231358484

agreements from the selling shareholders beyond what is required from the underwriters and, if so, the terms thereof.
1.2        Filing of Resale Shelf Registration Statement. Following shareholder approval and effectiveness of the Restated Charter, the Company shall:
(a)        File the Resale Shelf Registration Statement with the SEC as promptly as practicable following, and shall use the Company’s commercially reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable.
(b)        Continue to maintain and renew the Resale Shelf Registration Statement for such periods as approved by the Special Committee.
1.3        The Special Committee shall continue to consider requests for Takedowns for the Subject Shares from a Stockholder Party until the Termination Date (as defined in the Agreement) for such Stockholder Party.
1.4        A Resale Shelf Registration Statement shall be on Form S-3 or any successor form provided that the Company qualified for such form at the time.
1.5        If any Takedown will involve an underwritten offering (whether on a “firm”, “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Company shall have the right to select one or more underwriters and underwriters’ representatives to administer such underwritten offering or the agents for such agented offering, subject to the consent of the applicable Stockholder Parties and their counsel, which consent shall not be unreasonably withheld.
ARTICLE II
Takedown Procedures.
2.1        Subject to approval by the Special Committee under Section 1 of this Exhibit A to effect the Takedown of any Common Shares, the Company shall, as expeditiously as practicable:
(a)        Prepare and file with the SEC such amendments and supplements to the Resale Shelf Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules and regulations thereunder with respect to the disposition of all securities covered by such registration statement in accordance with the method of disposition set forth in such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever reasonably required by the terms of the underwriting agreement. Subject to Rule 415 under the Securities Act, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for such period as shall be approved by the Special Committee. If any event or development occurs as a result of which a registration

Exhibit A

ACTIVE 231358484

statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify the applicable Stockholder Parties and their counsel, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to such Stockholder Parties and their counsel such amended or supplemented prospectus for use in the offer and sale of Common Shares covered by such registration statement. Pending such amendment or supplement, such Stockholder Parties shall cease making offers and sales of Common Shares pursuant to the prior prospectus. In the event that any Common Shares included in a registration statement remain unsold following all Takedowns approved by the Special Committee, the Company may file a post-effective amendment to the registration statement for the purpose of removing such securities from registered status.
(b)        Furnish to the applicable Stockholder Parties and their counsel such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as such Stockholder Parties and their counsel may reasonably request in order to facilitate the disposition of Common Shares owned by such Stockholder Parties.
(c)        To the extent necessary, use the Company’s commercially reasonable efforts (i) to register and qualify the Common Shares covered by such registration statement under such other securities or Blue Sky laws of such states or U.S. jurisdictions as shall be reasonably requested by the underwriters’ representative or agent (as applicable, or if inapplicable, the applicable Stockholder Parties and their counsel), (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and sale of any of such Common Shares in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(d)        In the event of any underwritten or agented offering, enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering, and (i) make such representations and warranties to the underwriters’ representative or agent with respect to the business of the Company and its subsidiaries, the registration statement or prospectus, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested and (ii) deliver such documents and certificates as may be reasonably requested by the applicable Stockholder Parties, their counsel, the underwriters’ representative or agent, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the

Exhibit A

ACTIVE 231358484

underwriting agreement or similar agreement entered into by the Company. The foregoing actions shall be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder. The Company shall also cooperate with the applicable Stockholder Parties and their counsel and the underwriters’ representative or agent for such offering in the marketing of the Common Shares, including making available, on a commercially reasonable basis, the Company’s officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.
(e)        In the event of any underwritten or agented offering, the Company and members of its management (which shall include the Chief Executive Officer and the Chief Financial Officer or such other members of its management acceptable to the underwriters’ representative or agent, if any) shall participate in roadshows and other similar selling efforts as the underwriters’ representative or agent, if any, shall reasonably deem to be necessary; provided, however, the Company and members of its management shall not be obligated to participate in more than a total of two roadshows or other similar selling efforts with respect to the Subject Shares.
(f)        Promptly notify the applicable Stockholder Parties and their counsel of any stop order issued or threatened to be issued by the SEC in connection therewith (and take commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered).
(g)        Make generally available to the Company’s security holders copies of all periodic reports, proxy statements, and other information referred to in Section 6.1 below, and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.
(h)        Make available for inspection by the applicable Stockholder Parties and their counsel, any underwriter participating in such offering and the representatives of such Stockholder Parties and the underwriter (but not more than one firm of counsel to each), all financial and other information as shall be reasonably requested by them, and provide such Stockholder Parties and their counsel, any underwriter participating in such offering and the representatives thereof the opportunity, on a commercially reasonable basis, to discuss the business affairs of the Company with appropriate officers and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that any records, information or documents that are designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available (other than by reason of breach of this confidentiality provision), (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, in the

Exhibit A

ACTIVE 231358484

reasonable opinion of counsel to such person, is otherwise required by law or regulation (including without limitation pursuant to the requirements of the Securities Act or regulations promulgated thereunder); provided, however, that in the case of subsections (ii) and (iii) hereof, prior to making such disclosure, such Stockholder Parties and their counsel shall consult with the Company and its counsel as to the necessity of such disclosure, the timing and content of such disclosure and the nature and wording of such disclosure and shall use its reasonable best efforts to obtain, at the Company’s expense, confidential treatment of such records, information or documents, or portions thereof. Also, to the extent possible, the Company shall be given a reasonable opportunity to intervene with the appropriate authorities in order to prevent disclosure of such records, information or documents, or portions thereof.
(i)        Use the Company’s commercially reasonable efforts to obtain a so-called “comfort letter” from its independent public accountants, and legal opinions of counsel to the Company addressed to the applicable Stockholder Parties, or the underwriters’ representative or agent, as applicable, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to such Stockholder Parties and their counsel or the underwriters’ representative or agent, as applicable. The Company shall furnish to such Stockholder Parties and their counsel a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by sellers of securities who receive such comfort letters or opinions.
(j)        Take such other actions as are commercially reasonably required in order to expedite or facilitate the effectiveness of the Takedown of the Subject Shares approved by the Special Committee.
ARTICLE III
Stockholder Parties’ Obligations.
3.1        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Subject Shares of a Stockholder Party that such Stockholder Party shall:
(a)        Furnish to the Company such information regarding such Stockholder Party, the number of Common Shares owned by such party, and the intended method of disposition of such securities as shall be required to effect the registration and Takedown of her Common Shares, and to cooperate with the Company in preparing such registration and Takedown; and
(b)        Agree to sell Common Shares to the underwriters at the price and on terms and conditions, including the payment of commissions, fees, costs and expenses, set forth in, and to execute, the underwriting agreement agreed to by such Stockholder Party and the Company.
(c)        The Stockholder Parties shall agree to a standstill agreement to the extent requested by the Special Committee in connection with any Takedown.

Exhibit A

ACTIVE 231358484

ARTICLE IV
Expenses of Registration.
4.1        The Stockholder Parties participating in a Takedown, on the one hand, and the Company, on the other hand, shall each bear and pay 50% of all expenses incurred in connection with any registration, filing, or qualification of Common Shares with respect to any Resale Shelf Registration Statement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for the applicable Stockholder Parties), including all registration, filing and National Association of Securities Dealers, Inc. fees, all rating agency fees, stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws (including fees and expenses of underwriters counsel), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company, and of the Company’s independent registered public accountants, including the expenses of “cold comfort” letters required by or incident to such performance and compliance (the “Registration Expenses”); provided that if the Company participates in any Takedown, it will pay 100% of such costs (excluding any underwriting discounts and selling commissions or any legal fees and expenses of legal counsel for the applicable Stockholder Parties) and will pay its respective underwriting discounts and selling commissions. The Stockholder Parties participating in the Takedown will pay the fees to be paid by the Stockholder Parties on a pro rata basis based on the number of shares being sold.
ARTICLE V
Indemnification; Contribution.
5.1        If any Common Shares are included in a registration statement under this Exhibit A:
(a)        To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Stockholder Party, such party’s heirs (if applicable), successors and permitted assigns, against any and all losses, claims, damages, liabilities and reasonable expenses (joint or several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and reasonable expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
(i)        Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;
(ii)        The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)        Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

Exhibit A

ACTIVE 231358484

provided, however, that the indemnification required by this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 5 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Stockholder Parties.
(b)        To the extent permitted by applicable law, each Stockholder Party shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and reasonable expenses (joint and several), including reasonable attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and reasonable expenses arise out of or are based upon any Violation by such Stockholder Party, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder Party or such party’s counsel expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 5.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the such Stockholder Party.
(c)        Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party

Exhibit A

ACTIVE 231358484

represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 5. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party; provided, that such notice is accompanied by an appropriate undertaking to reimburse the indemnifying party if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
(d)        If the indemnification required by this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5:
(i)        The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any

Exhibit A

ACTIVE 231358484

other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(ii)        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)        If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in this Section 5.
(f)        The obligations of the Company and the Stockholder Parties under this Section 5 shall survive the completion of any offering of Common Shares pursuant to a registration statement under this Agreement, and otherwise.
ARTICLE VI
Other Covenants of the Company.
6.1        The Company hereby agrees and covenants as follows:
(a)        The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act.
(b)        The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) sell or agree to sell all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset sale, the surviving corporation or the transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, with respect to any securities which the Stockholder Parties would be entitled to receive in exchange for Common Shares pursuant to any such merger, consolidation or reorganization.

Exhibit A

ACTIVE 231358484